EXHIBIT 99.1

ALYST ACQUISITION CORP. PROVIDES UPDATE ON THE VALUE OF ITS TRUST

NEW YORK, JUNE 9/PRNewswire-FirstCall/Alyst Acquisition Corp. (NYSE Amex: AYA), a special purpose acquisition company (“Alyst” or the “Company”), confirmed today that as of May 31, 2009, the trust maintained by Alyst for the benefit of its shareholders held $63,181,520, approximately $7.85 per publicly traded share, compared to $63,372,927 held in trust as of April 30, 2009, or approximately $7.88 per publicly traded share.  The decrease in trust funds at May 31, 2009 is due to the withdrawal of $212,000 from available working capital to pay Alyst’s operating expenses.  Amounts distributable to Alyst’s public stockholders in connection with the proposed business combination with China Networks Media, Ltd. (China Networks) may be affected by additional interest earned, tax refunds (if any), taxes payable, and further withdrawals of available working capital.  During the month of May 2009, the Company earned $20,593 in interest on the funds held in the trust.  As of May 31, 2009, the Company had withdrawn from the trust substantially all of the funds available to it for working capital.

On or about June 1, 2009, Alyst mailed to record holders of its common stock a definitive proxy statement/prospectus in connection with a Special Meeting to be held on June 23, 2009 to approve, among other things, the redomestication of Alyst to the British Virgin Islands through a merger with its subsidiary, China Networks International Holdings Ltd. (CNIH), and the merger between Alyst/CNIH and China Networks.  Alyst is required under its charter documents to liquidate unless a business combination is consummated by June 29, 2009.  Public stockholders who vote against the business combination may elect to convert their shares into cash as described in the proxy statement/prospectus.

Alyst, CNIH, and China Networks and their respective directors and executive officers, and Chardan Capital Markets, Alyst’s financial advisor, and its partners and directors, may be deemed to be participants in the solicitation of proxies for the Special Meeting of Alyst stockholders. In connection with the pending transaction, CNIH has filed with the SEC a Registration Statement on Form S-4, File No. 333-157026, which was declared effective by the SEC on May 29, 2009. The stockholders of Alyst are urged to read the Registration Statement and the definitive proxy statement/prospectus, as well as all other relevant documents filed with the SEC.  These documents contain important information about Alyst, CNIH, China Networks and the proposed transaction.

Stockholders may obtain a copy of the definitive proxy statement/prospectus and any other relevant filed documents at no charge from the SEC’s website (www.sec.gov).  These documents will also be available from Alyst at no charge by directing a request to 233 East 69th Street, #6J, New York, New York 10021.  In addition, stockholders may direct their questions to Morrow & Co., LLC, 470 West Avenue, 3rd Floor, Stamford, CT 06902, toll-free (800) 662-5200.  Alyst has engaged Morrow & Co., LLC to provide limited assistance in the proxy solicitation process.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about Alyst and China Networks Media, Ltd. and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts and may be identified by the use of forward-looking terminology, including the words "believes," "expects," "intends," "may," "will," "should" or comparable terminology. Such forward-looking statements are based upon the current beliefs and expectations of Alyst's and China Networks Media, Ltd.'s management and are subject to risks and uncertainties which could cause actual results to differ from the forward- looking statements.

Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and developments in the industry may differ materially from those made in or suggested by the forward-looking statements contained in this press release. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this press release speak only as of the date of this press release and might not occur in light of these risks, uncertainties, and assumptions. Alyst undertakes no obligation and disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For Further Information, please contact:

Alyst Acquisition Corp.
Michael E. Weksel
Tel: 212-650-0232
Email: mweksel@alyst.net

SOURCE Alyst Acquisition Corp.